 News Release
For more information:
Ezra Schneier
Tel: 866-953-8800  Ext. 709
Mobile:  267-980-6096
Ezra.Schneier@workstreaminc.com
www.workstreaminc.com

Workstream Inc. Announces Major Expansion Plans

New CEO and Board of Directors Aim to Build a Stonger Human Capital Management Company
Through Growth of Existing Products and New Offerings

John Long, Former CEO of First Advantage Corporation, Takes Over as CEO

August 16, 2010….Maitland, Florida…..Workstream Inc. (NASDAQ: WSTM.OB) today announced expansion of its management, appointment of a new Board of Directors, new capital structure and additional capital for the human capital technology, software and services company. The changes are expected to result in growth of the business and the introduction of additional products as well as to set a course for possible future acquisitions. In making the announcement, the company outlined plans that are intended to allow the company to become a stronger human capital management business, expanding on the current Workstream Software as a Service (SaaS) offerings.

John Long, former CEO of First Advantage Corporation, will take over as CEO of Workstream, replacing Michael Mullarkey, the founder and current CEO, who will remain with the company. Under Long’s watch, First Advantage Corporation grew from a small division of First American Corporation (NYSE: FAF) to a stand-alone publicly traded company with over a billion dollar market cap. Workstream will maintain its current headquarters in Maitland, Florida, outside of Orlando.

Workstream offers a set of technology solutions and services to help employers meet challenging human capital issues. The offering includes software and data for recruiting, managing performance reviews, developing competencies for employees, succession planning, communicating with employees about benefits and managing compensation and non-cash rewards programs. A pioneer in the human capital management sector, Workstream has multi-language capabilities that serve a growing international customer base.

Commenting on the move, John Long said: “Workstream is a vibrant company with a suite of innovative human capital technology solutions. The company’s compensation management, performance management and recruiting products are best in class. In addition, the Rewards and Recognition services and 6FigureJobs career site owned by Workstream are exceptional businesses. I have been impressed with the services and look forward to putting the company on a path to growth. Recently, Workstream has expanded the services supplied to current clients and succeeded in landing contracts with new clients.”

Company Founder Michael Mullarkey added: “Workstream has a solid, loyal customer base that relies on its products to manage performance reviews and variable pay, establish individual goals and competencies and other strategic human capital functions, using technology. With John Long on board, an expanded management team and a solid capital structure, we can focus on building out the service offering by responding to our customers. Increasingly, companies are seeking to adopt more of the solutions Workstream offers to help attract and retain talent. The solutions are highly scalable and we believe bring great results to employers.”

A new Board of Directors will guide Workstream: Jeffrey Moss, Chairman of the Board; Biju Kulathakal; Denis Sutton; and CEO John Long. Chairman Jeffrey Moss said: “I am delighted to be a part of this newly re-energized company and participate in its future initiatives. We are fortunate to be in a growing market with an established set of solutions that are in high demand. And we have a management team in place who have successfully executed on growing quality businesses in the human capital sector during their careers.”

Members of the new Board of Directors will be:

▪	Jeffrey Moss – Chairman of the Board – Chief of Enterprise Growth, Educational Testing Service (ETS), Princeton, New Jersey and Chicago, Illinois;
▪	Biju Kulathakal – Chairman and CEO of Trading Block Holdings, Inc. – a financial services holding company, based in Chicago, Illinois;
▪	Denis E. Sutton – Senior Vice President, Human Resources, MTS Allstream – Enterprise Solutions Division, Winnipeg, Manitoba, Canada
▪	John Long – CEO, Workstream Inc.

Joining Long as part of the management team are David Kennedy, Chief Operating Officer, and Ezra Schneier, Corporate Development Officer. Both worked with Long in similar roles at First Advantage Corporation.

Workstream also announced that it had completed a capital restructuring pursuant to which the holders of its senior secured debt exchanged such debt (totaling approximately $22.4 million) for a total of 682,852,374 common shares in Workstream. In addition, certain of such note holders as well as members of the company’s new management team agreed to invest in the company by purchasing an aggregate $1.25 Million of Workstream’s common shares in a private placement. Following the exchange of the senior secured debt and the issuance of shares in the private placement, Workstream’s former debt holders and new management team will own approximately 92% of the company’s issued and outstanding common shares. As part of the capital restructuring, one of the note holders agreed to loan the company $750,000 pursuant to which the company issued such note holder a new senior secured note. The company expects to use the proceeds for working capital purposes and to expand the business.

“This new capital structure allows us to focus on growth and innovation without being burdened by a heavy debt load,” Long said. With a new capital structure, the company intends to strengthen the business and seek strategic acquisitions to build out the suite of available services and solutions. Long said: “Our strategy is to be the preferred vendor for our clients and bring them the solutions they need to manage a variety of human capital requirements. In this regard, we will look to acquire companies that have top-shelf services and technology that are complementary to the Workstream solutions.”

“The goal for Workstream is to become a larger, more diversified human capital technology and service provider,” Long said. “This is a market that we believe is under-served today. At the same time, the needs of businesses to improve the way they manage HR functions continues to expand. Managing human capital continues to shift from an administrative function to a strategic area for employers, with huge potential returns. We expect Workstream to be right in the middle of helping to enable that shift.”

Continued Long: “We will achieve success by listening to our customers and serving the needs of existing and new clients in the months ahead. Workstream has a combination of great products, state of the art technology, skilled management and staff with a culture that emphasizes customer service. We believe it is a great platform for future growth.”

A Current Report on Form 8-K will be filed with the SEC containing the material terms of the transactions described above and the agreements delivered in connection with such transactions.

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About Workstream
Workstream is a human capital management technology and services company dedicated to assisting employers manage recruiting, variable compensation, performance and other critical HR functions. Workstream provides enterprise and mid-market talent management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Solutions are offered on a monthly subscription basis, under a Software as a Service (SaaS) model. www.workstreaminc.com

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to identify or complete the acquisition of quality target businesses; inability to integrate acquired businesses; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission, including but not limited to those set forth under “Risk Factors” in Workstream’s annual report on Form 10-K. The forward-looking statements herein reflect the company's expectations as at the date of this press release and are subject to change after this date.

Workstream Inc.
485 N. Keller Road, Suite 500
Maitland, FL 32751
Tel: 866-953-8800

For more information: Ezra Schneier
Ezra.Schneier@workstreaminc.com
Tel: 866-953-8800 Ext. 709
Mobile: 267-980-6095
www.workstreaminc.com

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